Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2020 Omnibus Incentive Plan of Gain Therapeutics, Inc. of our report dated February 19, 2021, with respect to the consolidated financial statements of Gain Therapeutics, Inc. included in its Registration Statement (Form S-1 No. 333-253303), filed with the Securities and Exchange Commission.

/s/ Ernst & Young AG

Lancy - Geneva, Switzerland

April 6, 2021